                                                                   EXHIBIT 3.2

                                          Amended 9/1/82
                                          Amended 3/3/83
                                          Amended 3/1/84
                                          Amended 12/1/84
                                          Amended 11/7/85
                                          Amended 9/1/86
                                          Amended 3/5/87
                                          Amended 5/20/87
                                          Amended 7/18/90
                                          Amended 1/11/94

                                 BYLAWS OF

                             KEMPER CORPORATION

                            LONG GROVE, ILLINOIS


                            STOCKHOLDER MEETINGS

    1. The annual meeting of stockholders shall be held at 10:30 A.M., local time, on the Wednesday following the second Tuesday in May of each year, if not a legal holiday and if a legal holiday, then on the next business day following. A special meeting of the stockholders may be called only in the manner set forth in the Company's Certificate of Incorporation. Notice of an annual or special meeting of stockholders shall be mailed at least ten (10) days prior to the meeting to each stockholder at such address as appears on the stock record of the Company, stating the time and place of the meeting. The notice of a special meeting of stockholders shall state the purpose of the meeting. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    2. Notice of any annual or special meeting of the stockholders may be waived by any stockholder, and failure of any stockholder to receive notice of any meeting of stockholders shall not invalidate the meeting.

    3. At any meeting of the stockholders, a majority of the stock issued and outstanding, and entitled to vote thereat, shall be requisite and shall constitute a quorum for the transaction of business except as otherwise provided by statute. If, however, a quorum shall not be present at any meeting, the stockholders present may recess the meeting from time to time by majority vote, to reconvene without notice other than announcement at the meeting. Any resolution of recess shall state the time and place at which the meeting shall reconvene. At any recessed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

    4. At any meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney, and, except as stated in the Company's Certificate of Incorporation, shall have one vote for each share of stock standing registered in his name on the stock record of the Company. Except as otherwise provided by statute, the Company's Certificate of Incorporation or the Company's bylaws, a

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majority of the votes cast shall be sufficient to adopt or reject any proposal.

    5. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the Company who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this paragraph numbered 5. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company's stock that are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this paragraph numbered
5. The officer of the Company or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.


                             BOARD OF DIRECTORS

    6. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Company may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the board of directors or
(ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this paragraph numbered 6. Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the Company. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Company not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for

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election of directors, or is otherwise required, in each case pursuant to
Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Company's books, of such stockholder and (y) the class and number of shares of the Company's stock that are beneficially owned by such stockholder. At the request of the board of directors any person nominated by the board of directors for election as a director shall furnish to the secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this paragraph numbered 6. The officer of the Company or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    7. The board of directors shall meet and organize as soon as practicable after the annual meeting of the stockholders. If the organization meeting of the board of directors is held immediately after the adjournment of the annual meeting of stockholders, no notice of such meeting need be given to any directors.

    8. The board of directors may prescribe a schedule of regular meetings stating the times and places thereof, and when such schedule is adopted no notice of any such meeting need be given to the directors.

    9. A special meeting of the board of directors may be called by the chairman of the board, the chairman or by the president or by the secretary on 24 hours' notice. Such notice may be given personally, by telephone, by telegram, or by written notice mailed or delivered to the business or residence address of a director. Notice of meeting may be waived by any director, and attendance of a director shall constitute a waiver of notice of such meeting, except where such director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called. Neither the business to be transacted nor the purpose of any regular or special meeting of the board of directors need be stated in the notice or waiver of notice of such meeting unless expressly required by statute.

    10. A majority of the board of directors shall be requisite and shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a quorum be present at any meeting, a majority of those present may recess the meeting from time to time to reconvene without notice other than by announcement at the meeting, until a quorum shall be present.

    11. Except as otherwise provided by statute, by the Certificate of Incorporation or by the bylaws, a majority of the votes cast by the directors present shall be sufficient to adopt or reject any proposal.

    12. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other

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enterprise, including service with respect to an employee benefit plan
(hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph
(b) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The right to indemnification conferred in this paragraph numbered 12 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further rights to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this paragraph numbered 12 or otherwise.

    (b) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (a) of this paragraph numbered 12 is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that

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the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this paragraph numbered 12 or otherwise shall be on the Company.

    (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this paragraph numbered 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    (d) INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    (e) INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY. The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this paragraph numbered 12 with respect to the indemnification and advancement of expenses of directors and officers of the Company.)

                                 COMMITTEES

    13. The board of directors, by resolution passed by a majority of the whole board, may designate one or more committees, each committee to consist of one or more directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee to the extent provided in the resolution of the board of directors, or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders the dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the resolution creating such committee and defining its authority, or these bylaws, or certificate of incorporation expressly so provide.

    14. The executive committee, designated by a majority of the whole board, shall have and exercise during the interim between the meetings of the board of directors, all authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. It shall have general charge of the affairs of the corporation with power to determine and authorize the purchase, sale, lease or exchange of any security or property, unless such property constitutes all or substantially all of the corporation's property and assets, and to determine or authorize any action with respect to the liquidation of, exchange of or the exercise of any right pursuant to any security or property in which the corporation has an interest or which belongs to the corporation, unless such security or assets constitutes all or substantially all of the corporation's securities or assets. The executive committee is specifically granted the power or authority to declare a dividend in cash and/or in stock, and to authorize the issuance of stock, on such terms and conditions as it deems proper.

    15. The executive committee shall have power to adopt resolutions governing the deposit of funds of the Company and the manner of withdrawal or disbursement of such funds, and to authorize the leasing of safe deposit boxes and to provide rules and regulations for access to any safe deposit box. The executive committee shall have the right to repeal or amend any resolution previously adopted by the board of directors with respect to any banking account or deposit of funds or safe deposit box unless such resolution shall have specifically reserved to the board of directors the exclusive right to amend or repeal such resolution.

    16. The board of directors may limit or restrict the authority of the executive committee to any extent stated in a resolution adopted by the board of directors.

    17. The investment committee, if designated, shall have authority or power as specified by the board of directors respecting the making of loans and investment of the funds of the Company and the taking of any action with respect to the custody of, the liquidation, sale or exchange of, or the exercise of any right pertaining to any security or asset belonging to the Company and such other powers relating to the deposit of or custody of funds of the Company as may be stated in such resolution. The investment committee shall consist of as many directors as may be determined by the board of directors.

    17(a). The board of directors may form an audit committee to be composed of three outside board members, and may designate an outside board member to serve as an alternate.

    The committee shall oversee the selection and retention of an independent auditor and shall have responsibility for the content and oversight of the audit program, including review of the effectiveness of the company's corporate accounting and financial practices, and the adequacy of internal controls.

    17(b). The board of directors may form a nominating committee, such committee to be charged with the responsibility to seek, consider and recommend to the board, qualified candidates for the board of directors to stand for election at each special or annual meeting of the stockholders called for such purpose, or qualified candidates to fill vacancies or newly created directorships on the board of directors as they may occur and as the board may request. Such committee shall be composed of all

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non-management board members who are neither standing for re-election within one year nor serving on the executive committee, except for the chairman of the committee who shall be selected by the board and who shall not be subject to any eligibility requirements for membership on the committee. The final selection of board nominees to stand for election, or fill vacancies or newly created directorships, shall remain solely within the discretion of the board.


                                  OFFICERS

    18. The board of directors shall elect or appoint the officers specified or provided for in the bylaws, the members of any committee and such other officers as it may deem advisable and determine the powers and duties of such officers or members. The board shall have power to fix the compensation of members of the board for their services and expenses and shall fix or determine the manner of fixing the compensation of officers and employees of the company. Any officer or committee member shall serve at the pleasure of the board, except that with respect to an officer of the Company the board of directors shall have power to authorize a contract containing such provisions as to term or conditions of service as it may deem advisable. One person may hold two or more offices. Any vacancy in any office may be filled by the board of directors. Interim or temporary appointments may be made at any time by the executive committee. Any such appointment by the executive committee shall be reported to and confirmed by the board of directors at the next meeting.

    19. Principal Officers. The principal officers shall be the chairman of the board, the chairman and the president.

    The chairman shall exercise general supervision, direction and management of the business of the Company.

    The chairman of the board, the chairman or president shall preside at meetings of stockholders of the Company and shall preside at meetings of the board of directors.

    Each of such principal officers shall have regular duties and responsibilities as shall be prescribed by the board of directors, executive committee or the chairman.

    20. Vice Presidents, Treasurer and Secretary. A vice president, the treasurer or a secretary shall have such duties and responsibilities as may be prescribed by the board of directors, the executive committee or by the chairman.

                                STOCKHOLDERS

    21. The certificate of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. They shall show the holder's name and number of shares and shall be signed by the chairman or the president or a vice president and by the treasurer or an assistant treasurer or a secretary or an assistant secretary.

    22. A transfer of stock shall be made on the record of the Company only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor.

    23(a). In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any

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adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

      (b).  If no record date is fixed:

              (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

              (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

    24. The Company shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the Company shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

    25. The board of directors may direct a new certificate of stock to be issued in the place of any certificate of stock theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. The board of directors when directing such issuance of a new certificate of stock, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate to give the Company a bond in such sum as the board of directors may determine as indemnity against any claim that may be made against the Company on account of such certificate of stock.

    26. Dividends upon the capital stock of the Company may be declared by the board of directors in its discretion at any regular or special meeting. Dividends may be paid in cash, property, shares of capital stock, or in any other form or manner permitted by law, as determined by the board of directors.

    27. Before payment of any dividend there may be set aside out of any funds of the Company available for dividends such sum or sums as the board of directors from time to time, in its discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the board of directors shall deem conducive to the interests of the Company.


                                MISCELLANEOUS

    28. The fiscal year shall begin the first day of January in each year.

    29. Any officer of the Company shall furnish a fidelity bond or a bond guaranteeing the faithful performance of his duties for such an amount as may be determined by the board of directors, and the cost of such bond shall be paid by the Company.

    30. The form of the corporate seal may be determined from time to time by the board of directors.

    31. Subject to the provisions of the Certificate of Incorporation, these bylaws may be amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting at which a quorum is present; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these bylaws, the board of directors may by a majority vote of those present at any meeting at which a quorum is present amend these bylaws, or adopt such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company.